Exhibit 99.1

Lyft Announces Record Third Quarter Results

Third quarter revenue grew to $956 million, up 63% year-over-year

Raising outlook for fiscal 2019

SAN FRANCISCO, CA, October 30, 2019 - Lyft, Inc. (Nasdaq:LYFT) today announced financial results for its third quarter ended September 30, 2019.

“Our third quarter results demonstrated the significant progress Lyft has made on our path to profitability. Record revenue was generated by strong growth in both Active Riders and Revenue per Active Rider as we continue to increase engagement through product innovation and execution,” said Logan Green, co-founder and chief executive officer of Lyft. “Our continued focus on consumer transportation is yielding meaningful improvements in monetization and strong operating leverage. As a result of the continued strength of our execution, we are updating our outlook for 2019. Importantly, we now expect to be profitable on an Adjusted EBITDA basis in the fourth quarter of 2021.”

Third Quarter 2019 Financial Highlights

•	Lyft reported Q3 revenue of $955.6 million versus $585.0 million in the third quarter of 2018, an increase of 63 percent year-over-year.

•

Net loss for Q3 2019 was $463.5 million versus a net loss of $249.2 million in the same period of 2018. Net loss for Q3 includes $246.1 million of stock-based compensation and related payroll tax expenses, primarily due to RSU expense recognition, as well as $86.6 million related to changes to the liabilities for insurance required by regulatory agencies attributable to historical periods. Net loss margin was (48.5%) in the quarter and (42.6%) in the third quarter of 2018.

•

Adjusted net loss was $121.6 million versus an adjusted net loss of $245.3 million in the third quarter of 2018. Adjusted net loss is adjusted for amortization of intangible assets, stock-based compensation expense, payroll tax expense related to stock-based compensation, changes to the liabilities for insurance required by regulatory agencies attributable to historical periods, and expenses related to acquisitions.

•

Lyft reported Contribution of $479.2 million versus $263.2 million in the third quarter of 2018, up 82% year-over-year. Contribution Margin increased to 50.1% from 45.0% versus the third quarter of 2018.

•	Adjusted EBITDA was ($128.1) million versus ($263.2) million in the third quarter of 2018. Adjusted EBITDA Margin was (13.4%) versus (45.0%) in the third quarter of 2018.

	Fiscal 2018 Q3	Fiscal 2019 Q3	year-over-year change
Active Riders (in thousands)	17,391	22,314	28%
Revenue per Active Rider	$33.63	$42.82	27%

Revenue (in millions)	$585.0	$955.6	63%

Outlook:

For Q4, we anticipate:

•	Revenue to be between $975 million and $985 million

•	Q4 revenue growth to be between 46% and 47% year-over-year

•	Adjusted EBITDA loss to be between $160 million and $170 million (improved from prior implied guidance between $240 and $245 million)

For FY 2019, we anticipate:

•	Revenue to be between $3.57 billion and $3.58 billion (up from between $3.47 billion and $3.50 billion)

•	Annual revenue growth rate to be approximately 66% (up from between 61% and 62%)

•	Adjusted EBITDA loss to be between $708 million and $718 million (improved from prior guidance between $850 million and $875 million)

For more information regarding the non-GAAP financial measures discussed in this earnings release, please see “GAAP to non-GAAP Reconciliations” below. Guidance for Adjusted EBITDA loss excludes interest income, other income (expense), net, provision for income taxes, depreciation and amortization, costs related to acquisitions, stock-based compensation expense, payroll tax expense related to stock-based compensation, and changes to the liabilities for insurance required by regulatory agencies attributable to historical periods. We have not reconciled Adjusted EBITDA guidance to GAAP net income (loss) because we do not provide guidance on GAAP net income (loss) or the reconciling items between Adjusted EBITDA and GAAP net income (loss) as a result of the uncertainty regarding, and the potential variability of, certain of these items. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort. A reconciliation of historical Adjusted EBITDA is below.

Webcast

Lyft will host a webcast today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss these financial results and business highlights. To listen to a live audio webcast, please visit the Company’s Investor Relations page at https://investor.lyft.com/. The archived webcast will be available on the Company’s Investor Relations page shortly after the call.

About Lyft

Lyft was founded in 2012, and has over 30 million riders and 2 million drivers. We are singularly focused on improving people’s lives with the world’s best transportation and committed to building reliable, affordable and sustainable transportation.

Available Information

Lyft intends to use its Investor Relations website, its blog and its Twitter account as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or Lyft’s future financial or operating performance. In some cases, you can identify forward looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “going to,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern Lyft’s expectations, strategy, priorities, plans or intentions. Forward-looking statements in this release include, but are not limited to, statements regarding Lyft’s future profitability and timing for profitability, Lyft’s future financial and operating performance, including its outlook and guidance for the fourth quarter and full year 2019, demand for Lyft’s products and services and the markets in which Lyft operates and the future of Transportation-as-a-Service. Lyft’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including risks regarding our ability to forecast our business due to our limited operating history, our competition, fluctuations in the ridesharing market, our ability to attract and retain drivers and riders and our partner relationships. The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in Lyft’s filings with the Securities and Exchange Commission (“SEC”), including Lyft’s prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, on March 29, 2019, in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019 and in our Quarterly Report on Form 10-Q that will be filed with the SEC following this earnings release. The forward-looking statements in this release are based on information available to Lyft as of the date hereof, and Lyft disclaims any obligation to update any forward-looking statements, except as required by law.

A Note About Metrics

Lyft defines Active Riders as all riders who take at least one ride on our multimodal platform through the Lyft app during a quarter. An Active Rider is identified by a unique phone number. If a rider has two mobile phone numbers or changed their phone number and such rider took rides using both phone numbers during the quarter, that person would count as two Active Riders. If a rider has a personal and business profile tied to the same mobile phone number, that person would be considered a single Active Rider. If a ride has been requested by an organization using our Concierge offering for the benefit of a rider, we exclude this rider in the calculation of Active Riders since using the Lyft app is not required. With acquired businesses, including Motivate, only riders that have taken a ride or rented a bike or scooter through our Lyft app during the quarter will count as an Active Rider. Additionally, our calculation of Active Riders is not based on any standardized industry methodology and is not necessarily calculated in the same manner or comparable to similarly titled measures presented by other companies. Lyft defines Revenue per Active Rider as quarterly revenue divided by the number of Active Riders for the same quarter.

Non-GAAP Financial Measures

To supplement Lyft’s financial information presented in accordance with generally accepted accounting principles in the United States of America, or GAAP, Lyft considers certain financial measures that are not prepared in accordance with GAAP, including adjusted net loss, adjusted net loss per share, Contribution, Contribution Margin, Adjusted EBITDA and Adjusted EBITDA Margin. Lyft defines adjusted net loss as net loss adjusted for amortization of intangible assets, stock-based compensation expense, payroll tax expense related to stock-based compensation, changes to the liabilities for insurance required by regulatory agencies attributable to historical periods, and cost related to acquisitions; Lyft defines adjusted net loss per share by dividing adjusted net loss by weighted-average shares outstanding; Lyft defines Contribution as revenue less cost of revenue, adjusted to exclude the following items from cost of revenue: amortization of intangible assets, stock-based compensation expense, payroll tax expense related to stock-based compensation, and changes to the liabilities for insurance required by regulatory agencies attributable to historical periods; Lyft defines Contribution Margin for a period as Contribution for the period divided by Revenue for the same period. Lyft defines Adjusted EBITDA as net loss adjusted to exclude interest income, other income (expense), net, provision for income taxes, depreciation and amortization, stock-based compensation expense, payroll tax expense related to stock-based compensation, costs related to acquisitions, if any, and changes to the liabilities for insurance required by regulatory agencies attributable to historical periods. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA for a period by revenue for the same period.

Lyft records historical changes to liabilities for insurance required by regulatory agencies for financial reporting purposes in the quarter of positive or adverse development even though such development may be related to claims that occurred in prior periods. For example, if in the first quarter of a given year, the cost of claims or our estimates for our cost of claims grew by $1 million for claims related to the prior fiscal year or earlier, the expense would be recorded for GAAP purposes within the first quarter instead of in the results of the prior period. Lyft believes these prior period changes to insurance liabilities do not illustrate the current period performance of Lyft’s ongoing operations since these prior period changes relate to claims that could potentially date back years. Lyft has limited ability to influence the ultimate development of historical claims. Accordingly, including the prior period changes would not illustrate the performance of Lyft’s ongoing operations or how the business is run or managed by Lyft. For consistency, Lyft does not adjust the calculation of adjusted net loss, adjusted net loss per share, Contribution and Adjusted EBITDA for any prior period based on any positive or adverse development that occurs subsequent to the quarter end. Lyft believes the adjustment to exclude the historical changes to liabilities for insurance required by regulatory agencies from adjusted net loss, adjusted net loss per share, Contribution and Adjusted EBITDA is useful to investors by enabling them to better assess Lyft’s operating performance in the context of current period results.

Lyft uses adjusted net loss, adjusted net loss per share, Contribution, Contribution Margin, Adjusted EBITDA and Adjusted EBITDA Margin in conjunction with GAAP measures as part of Lyft’s overall assessment of its performance, including the preparation of Lyft’s annual operating budget and quarterly forecasts, to evaluate the effectiveness of Lyft’s business strategies, and to communicate with Lyft’s board of directors concerning Lyft’s financial performance. Adjusted net loss, adjusted net loss per share, Contribution and Contribution Margin are measures used by our management to understand and evaluate our operating performance and trends. Lyft believes Contribution and Contribution Margin are key measures of Lyft’s ability to achieve profitability and increase it over time. Adjusted net loss, adjusted net loss per share, Adjusted EBITDA and Adjusted EBITDA Margin are key performance measures that Lyft’s management uses to assess Lyft’s operating performance and the operating leverage in Lyft’s business. Because Adjusted EBITDA and Adjusted EBITDA Margin facilitate internal comparisons of our historical operating performance on a more consistent basis, Lyft uses these measures for business planning purposes.

Lyft’s definitions may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Furthermore, these metrics have certain limitations in that they do not include the impact of certain expenses that are reflected in our consolidated statement of operations that are necessary to run our business. Thus, adjusted net loss, adjusted net loss per share, Contribution, Contribution Margin, Adjusted EBITDA and Adjusted EBITDA Margin should be considered in addition to, not as substitutes for, or in isolation from, measures prepared in accordance with GAAP.

Contacts
Catherine Buan / Shawn Woodhull	Adrian Durbin / Alexandra LaManna
investor@lyft.com	press@lyft.com

LYFT, INC.

Condensed Consolidated Balance Sheets

(in thousands, except per share data)

(unaudited)

	September 30, 2019	December 31, 2018
Assets
Current assets
Cash and cash equivalents	$543,871	$517,690
Short-term investments	2,572,568	1,520,180
Prepaid expenses and other current assets	426,384	282,572

Total current assets	3,542,823	2,320,442
Restricted cash and cash equivalents	139,440	187,374
Restricted investments	1,237,314	863,713
Property and equipment, net	159,986	109,257
Operating lease right of use assets	411,962	—
Intangible assets, net	90,218	117,733
Goodwill	150,781	152,085
Other assets	2,637	9,439

Total assets	$5,735,161	$3,760,043

Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable	$36,210	$32,343
Insurance reserves	1,374,935	810,273
Accrued and other current liabilities	880,769	606,203
Operating lease liabilities — current	88,875	—

Total current liabilities	2,380,789	1,448,819
Operating lease liabilities	359,160	—
Other liabilities	5,698	30,458

Total liabilities	2,745,647	1,479,277

Commitments and contingencies
Redeemable convertible preferred stock, $0.00001 par value; no and 227,328,900 shares authorized as of September 30, 2019 and December 31, 2018, respectively; no and 219,175,709 shares issued and outstanding as of September 30, 2019 and December 31, 2018, respectively	—	5,152,047

Stockholders’ equity (deficit)
Preferred stock, $0.00001 par value; 1,000,000,000 and no shares authorized as of September 30, 2019 and December 31, 2018, respectively; no shares issued and outstanding as of September 30, 2019 and December 31, 2018	—	—
Common stock, $0.00001 par value; 18,000,000,000 Class A shares and 340,000,000 shares authorized, 286,350,943 Class A shares and 22,438,472 shares issued and outstanding, as of September 30, 2019 and December 31, 2018, respectively; 100,000,000 and no Class B shares authorized, 11,232,629 and no Class B shares issued and outstanding, as of September 30, 2019 and December 31, 2018, respectively	3	—
Additional paid-in capital	8,176,401	73,916
Accumulated other comprehensive income	4,629	133
Accumulated deficit	(5,191,519)	(2,945,330)

Total stockholders’ equity (deficit)	2,989,514	(2,871,281)

Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$5,735,161	$3,760,043

LYFT, INC.

Condensed Consolidated Statements of Operations

(in thousands, except for per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenue	$955,598	$584,951	$2,598,890	$1,487,051

Costs and expenses
Cost of revenue	580,714	322,614	1,673,707	876,409
Operations and support	149,794	92,481	489,004	219,752
Research and development	288,272	77,168	1,229,065	204,775
Sales and marketing	163,858	241,015	619,938	584,829
General and administrative	263,820	120,348	907,842	308,974

Total costs and expenses	1,446,458	853,626	4,919,556	2,194,739

Loss from operations	(490,860)	(268,675)	(2,320,666)	(707,688)
Interest income	28,651	19,615	78,284	46,367
Other income, net	641	409	476	65

Loss before income taxes	(461,568)	(248,651)	(2,241,906)	(661,256)
Provision for income taxes	1,909	510	4,283	1,147

Net loss	$(463,477)	$(249,161)	$(2,246,189)	$(662,403)

Net loss per share, basic and diluted	$(1.57)	$(11.58)	$(11.05)	$(31.72)

Weighted-average number of shares outstanding used to compute net loss per share, basic and diluted	294,784	21,508	203,199	20,884

Stock-based compensation included in costs and expenses:
Cost of revenue	$12,078	$139	$68,625	$381
Operations and support	8,553	48	68,178	145
Research and development	153,830	1,110	842,954	2,353
Sales and marketing	7,969	63	65,213	237
General and administrative	59,746	1,486	349,930	3,227

LYFT, INC.

Condensed Consolidated Statements of Cash Flows

(in thousands, except per share data)

(unaudited)

	Nine Months Ended September 30,
	2019	2018
Cash flows from operating activities
Net loss	$(2,246,189)	$(662,403)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	84,352	5,419
Stock-based compensation	1,394,900	6,343
Amortization of premium on marketable securities	342	448
Accretion of discount on marketable securities	(31,209)	(15,277)
Loss on disposal of assets	24,332	—
Other	801	296
Changes in operating assets and liabilities
Prepaid expenses and other assets	(141,401)	(56,230)
Operating lease right-of-use assets	70,551	—
Accounts payable	(733)	(20,288)
Insurance reserves	564,663	315,264
Accrued and other liabilities	283,902	278,848
Lease liabilities	(63,822)	—

Net cash used in operating activities	(59,511)	(147,580)

Cash flows from investing activities
Purchases of marketable securities	(4,836,182)	(4,350,848)
Purchase of term deposit	(105,000)	—
Proceeds from sales of marketable securities	893,429	827,838
Proceeds from maturities of marketable securities	2,656,249	2,927,079
Purchases of property and equipment and scooter fleet	(128,431)	(28,430)
Purchases of other intangible assets	—	(2,200)
Cash paid for acquisitions, net of cash acquired	(1,801)	—
Other investing activities	4,007	(28,000)

Net cash used in investing activities	(1,517,729)	(654,561)

Cash flows from financing activities
Proceeds from issuance of common stock in initial public offering, net of underwriting commissions, offering costs and reimbursements	2,484,101	—
Proceeds from issuance of redeemable convertible preferred stock, net of issuance costs	—	842,658
Proceeds from exercise of stock options and other common stock issuances	14,914	8,486
Payment of deferred offering costs	—	(6)
Taxes paid related to net share settlement of equity awards	(942,780)	—

Net cash provided by financing activities	1,556,235	851,138

Effect of foreign exchange on cash, cash equivalents and restricted cash and cash equivalents	196	(109)
Net decrease in cash, cash equivalents and restricted cash and cash equivalents	(20,809)	48,888
Cash, cash equivalents and restricted cash and cash equivalents

Beginning of period	706,486	1,178,919

End of period	$685,677	$1,227,807

Reconciliation of cash, cash equivalents and restricted cash and cash equivalents to the condensed consolidated balance sheets
Cash and cash equivalents	$543,871	$1,088,645
Restricted cash and cash equivalents	139,440	139,162
Restricted cash, included in prepaid expenses and other current assets	2,366	—

Total cash, cash equivalents and restricted cash and cash equivalents	$685,677	$1,227,807

Non-cash investing and financing activities
Purchases of property and equipment, and scooter fleet not yet settled	$9,316	$5,187
Deferred offering costs accrued, unpaid	72	164
Right of use assets acquired under operating leases	196,730	—
Conversion of redeemable convertible preferred stock to common stock in connection with initial public offering	5,152,047	—
Reclassification of deferred offering costs to additional paid-in capital upon initial public offering	7,690	—

LYFT, INC.

GAAP to non-GAAP Reconciliations

(in millions, except per share and percentage data)

(unaudited)

Three Months Ended September 30, 2019

	GAAP	Amortization of intangible assets	Stock-based compensation expense	Payroll tax expense related to stock-based compensation	Changes to the liabilities for insurance required by regulatory agencies attributable to historical periods	Costs related to acquisitions	Non-GAAP
Revenue	$955.6						$955.6
Costs and expenses
Cost of revenue	$(580.7)	$5.3	$12.1	$0.3	$86.6	$—	$(476.4)
Operations and support	(149.8)	—	8.6	0.2	—	—	(141.0)
Research and development	(288.3)	2.9	153.8	2.1	—	—	(129.5)
Sales and marketing	(163.9)	0.3	8.0	0.3	—	—	(155.3)
General and administrative	(263.8)	0.7	59.7	1.0	—	—	(202.4)

Total cost and expenses	$(1,446.5)	$9.2	$242.2	$3.9	$86.6	$—	$(1,104.6)

Loss from operations	$(490.9)						$(149.0)
Interest income	28.7						28.7
Other income, net	0.6						0.6

Loss before income taxes	(461.6)						(119.7)
Provision for income taxes	1.9						1.9

Net loss	$(463.5)						$(121.6)

Net loss per share, basic and diluted	$(1.57)						$(0.41)

Weighted-average shares used to compute net loss per share, basic and diluted	294.8						294.8

Three Months Ended September 30, 2018
	GAAP	Amortization of intangible assets	Stock-based compensation expense	Payroll tax expense related to stock-based compensation	Changes to the liabilities for insurance required by regulatory agencies attributable to historical periods	Costs related to acquisitions	Non-GAAP
Revenue	$585.0						$585.0
Costs and expenses
Cost of revenue	$(322.6)	$0.6	$0.2	$—	$—	$—	$(321.8)
Operations and support	(92.5)	—	0.1	—	—	—	(92.4)
Research and development	(77.2)	0.2	1.1	—	—	—	(75.9)
Sales and marketing	(241.1)	—	0.1	—	—	—	(241.0)
General and administrative	(120.3)	0.2	1.4	—	—	—	(118.7)

Total cost and expenses	$(853.7)	$1.0	$2.9	$—	$—	$—	$(849.8)

Loss from operations	$(268.7)						$(264.8)
Interest income	19.6						19.6
Other income, net	0.4						0.4

Loss before income taxes	(248.7)						(244.8)
Provision for income taxes	0.5						0.5

Net loss	$(249.2)						$(245.3)

Net loss per share, basic and diluted	$(11.58)						$(11.41)

Weighted-average shares used to compute net loss per share, basic and diluted	21.5						21.5

LYFT, INC.

Calculations of Key Metrics and

GAAP to Non-GAAP Reconciliations

(in millions, except percentage data)

(unaudited)

	Three Months Ended September 30
	2019	2018
Contribution
Revenue	$955.6	$585.0
Less cost of revenue	(580.7)	(322.6)
Adjusted to exclude the following (as related to cost of revenue):
Amortization of intangible assets	5.3	0.6
Stock-based compensation expense	12.1	0.2
Payroll tax expense related to stock-based compensation	0.3	—
Changes to the liabilities for insurance required by regulatory agencies attributable to historical periods	86.6	—

Contribution	$479.2	$263.2

Contribution Margin	50%	45%

	Three Months Ended September 30
	2019	2018
Adjusted EBITDA
Net loss	$(463.5)	$(249.2)
Adjusted to exclude the following:
Interest income	(28.7)	(19.6)
Other income, net	(0.6)	(0.4)
Provision for income taxes	1.9	0.5
Depreciation and amortization	30.1	2.6
Stock-based compensation expense	242.2	2.9
Payroll tax expense related to stock-based compensation	3.9	—
Changes to the liabilities for insurance required by regulatory agencies attributable to historical periods	86.6	—

Adjusted EBITDA	$(128.1)	$(263.2)

Adjusted EBITDA Margin	(13%)	(45%)